Exhibit 5.1

July 22, 2021

AzurRx BioPharma, Inc.
777 Yamato Road, Suite 502
Boca Raton, Florida 33431

Ladies and Gentlemen:

We have acted as counsel to AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing of the Registration Statement on Form S-3 (Registration No. 333-256476) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (as so filed and as amended, the “Registration Statement”) and the related prospectus contained in the Registration Statement (the “Base Prospectus”) and (ii) the preparation and filing of the prospectus supplement, dated July 22, 2021 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale by the Company of (i) up to 9,090,910 shares of common stock, par value $0.0001 (the “Common Stock”), of the Company and up to 1,363,636 shares of Common Stock issuable by the Company upon exercise of an over-allotment option granted by the Company to the Underwriters (as defined below) (the “Shares”), and (ii) underwriter warrants to purchase up to 636,364 shares of Common Stock  and up to 95,455 shares of Common Stock issuable by the Company upon exercise of additional underwriter warrants issuable by the Company upon exercise of the over-allotment option granted by the Company to the Underwriters (each an “Underwriter Warrant”, and each share of Common Stock underlying an Underwriter Warrant, an “Underwriter Warrant Share” snd, together with the Shares and the Underwriter Warrants, the “Securities”).

The Securities are to be issued and sold by the Company pursuant to the Amended and Restated Underwriting Agreement, dated as of July 22, 2021 (the “Underwriting Agreement”), by and between the Company and H.C. Wainwright & Co., LLC, as representative of the several underwriters (the “Underwriters”), the form of which will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, to be filed in connection with the transactions effected by the Underwriting Agreement.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the Underwriting Agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, (ii) the Underwriter Warrants have been duly authorized and, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles and (iii) the Underwriter Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Underwriter Warrants in accordance with the terms thereof, as the case may be, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the applicable laws of the State of New York.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the inclusion of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement, and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Lowenstein Sandler LLP Lowenstein Sandler LLP